Exhibit 99.1

(1)         The number of ordinary shares, par value $0.001, of Norwegian Cruise Line Holdings Ltd. (the “Issuer”) acquired in the reported transaction represents ordinary shares that were acquired upon the closing of the merger on November 19, 2014 of a wholly-owned subsidiary of the Issuer with and into Prestige Cruises International, Inc. (“Prestige”), as partial consideration for the cancellation of the shares of common stock and other equity interests of Prestige held by (i) AAA Guarantor - Co-Invest VI (B), L.P. (“Co-Invest VI (B)”), (ii) AAA Guarantor — Co-Invest VII, L.P. (“Co-Invest VII”), (iii) AIF VI Euro Holdings, L.P. (“AIF VI Euro”), (iv) AIF VII Euro Holdings, L.P. (“AIF VII Euro”), (v) Apollo Alternative Assets, L.P. (“Alternative Assets”), (vi) Apollo Management VI, L.P. (“Management VI”), and (vii) Apollo Management VII, L.P. (“Management VII”).  The closing price of the ordinary shares of the Issuer on the day prior to the closing of the merger was $41.77 per share, and the value per share of the common stock of Prestige as of the closing of the merger was $30.92.  As a result of the merger, Co-Invest VII, AIF VI Euro, AIF VII Euro and Management VII, as well as Apollo Advisors VII (EH), L.P. (“Advisors VII (EH)”), Apollo Advisors VII (EH-GP) Ltd (“Advisors VII (EH-GP)”) and AIF VII Management, LLC (“AIF VII LLC”), are included as reporting persons on this Form 4.

Following the reported transaction, the number of ordinary shares reported as beneficially owned by the reporting persons consists of: (a) 5,808,153 shares held of record by Co-Invest VI (B)”; (b) 24,048 shares held of record by Co-Invest VII; (c) 5,375,063 shares held of record by AIF VI NCL (AIV), L.P. (“AIF VI NCL”); (d) 5,434,804 shares held of record by AIF VI NCL (AIV II), L.P. (“NCL (AIV II)”); (e) 5,312,007 shares held of record by AIF VI NCL (AIV III), L.P. (“NCL (AIV III)”); (f) 5,303,387 shares held of record by AIF VI NCL (AIV IV), L.P. (“NCL (AIV IV)”), (g) 5,937,098 shares held of record by Apollo Overseas Partners VI, L.P. (“Overseas VI”); (h) 2,455,551 shares held of record by Apollo Overseas Partners (Delaware) VI, L.P. (“Overseas Delaware”); (i) 5,996,440 shares held of record by Apollo Overseas Partners (Delaware 892) VI, L.P. (“Overseas 892”) , (j) 75,208 shares held of record by Apollo Overseas Partners (Germany) VI, L.P. (“Overseas Germany”); (k) 9,588,742 shares held of record by AIF VI Euro; (l) 3,342,875 shares held of record by AIF VII Euro; (m) 409 shares held of record by Alternative Assets; (n) 3,920 shares held of record by Management VI; and (o) 1,315 shares held of record by Management VII.  Co-Invest VI (B), Co-Invest VII, AIF VI NCL, NCL (AIV II), NCL (AIV III), NCL (AIV IV), Overseas VI, Overseas Delaware, Overseas 892, Overseas Germany, AIF VI Euro and AIF VII Euro are referred to collectively as the “Apollo Funds”.  Co-Invest VI (B), Co-Invest VII, AIF VI NCL, NCL (AIV II), NCL (AIV III), NCL (AIV IV), Overseas VI, Overseas Delaware, Overseas 892, Overseas Germany, AIF VI Euro, AIF VII Euro, Alternative Assets, Management VI and Management VII are referred to collectively as the “Apollo Holders”.

The amount of securities reported as beneficially owned following the reported transaction does not include an aggregate of 2,115,790 shares (the “Escrow Shares”) of the Issuer’s ordinary shares that are currently being held in escrow in the name of the Issuer pursuant to the Agreement and Plan of Merger dated as of September 2, 2014, as amended (the “Merger Agreement”), by and among Prestige, the Issuer, a wholly-owned subsidiary of the Issuer and Apollo Management, L.P. (“Apollo Management”).  The Escrow Shares are subject to forfeiture during the nine month period following the closing of the merger to satisfy the respective indemnification obligations of Co-Invest VI (B), Co-Invest VII, AIF VI Euro, AIF VII Euro, Alternative Assets, Management VI and Management VII under the Merger Agreement.  If not forfeited, the Escrow Shares will be distributed to Co-Invest VI (B), Co-Invest VII, AIF VI Euro, AIF VII Euro, Alternative Assets, Management VI and Management VII.  The amount of securities reported as beneficially owned following the reported transaction also does not include any ordinary shares of the Issuer held of record by Star NCLC Holdings Ltd., or by any of TPG Viking, L.P., TPG Viking AIV I, L.P., TPG Viking AIV II, L.P. or TPG Viking AIV III, L.P., respectively, which have each granted the Apollo Holders an irrevocable proxy to vote shares held by such persons in the case of certain transactions that require shareholder approval.  Pursuant to the Amended and Restated Shareholders’ Agreement, as amended, among the Issuer, the Apollo Holders and the other shareholders that are a party thereto, the Apollo Holders also have the right under certain circumstances to require each of Star NCLC Holdings Ltd., TPG Viking, L.P., TPG Viking AIV I, L.P., TPG Viking AIV II, L.P. and TPG Viking AIV III, L.P. to sell the ordinary shares of the Issuer held by such entity to a third party purchaser.

AAA MIP Limited (“AAA MIP”) is the general partner of Co-Invest VI (B) and Co-Invest VII.  Alternative Assets provides management services to Co-Invest VI (B), Co-Invest VII and AAA MIP.  Apollo International Management, L.P. (“Intl Management”) is the managing general partner of Alternative Assets, and Apollo International Management GP, LLC (“International GP”) is the general partner of Intl Management.

Management VI is the manager of each of AIF VI NCL, NCL (AIV II), NCL (AIV III), NCL (AIV IV), Overseas VI, Overseas Delaware, Overseas 892, Overseas Germany and AIF VI Euro.  AIF VI Management, LLC (“AIF VI LLC”) is the general partner of Management VI.  Management VII is the manager of AIF VII Euro, and AIF VI LLC is the general partner of Management VII.

Apollo Management is the sole member and manager of AIF VI LLC and AIF VII LLC, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of International GP and of Management GP.  Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.

Apollo Advisors VI (EH), L.P. (“Advisors VI (EH)”) is the general partner of AIF VI NCL, NCL (AIV II), NCL (AIV III), NCL (AIV IV) and AIF VI Euro.  Apollo Advisors VI (EH-GP), Ltd. (“Advisors VI (EH-GP)”) is the general partner of Advisors VI (EH).  Apollo Advisors VII (EH), L.P. (“Advisors VII (EH)”) is the general partner of AIF VII Euro.  Apollo Advisors VII (EH-GP), Ltd. (“Advisors VII (EH-GP)”) is the general partner of Advisors VII (EH).  Apollo Principal Holdings III, L.P. (“Principal III”) is the sole shareholder of Advisors VI (EH-GP) and Advisors VII (EH-GP).  The general partner of Principal III is Apollo Principal Holdings III GP, Ltd. (“Principal III GP”).

Apollo Advisors VI, L.P. (“Advisors VI”) is the general partner or managing general partner of each of Overseas VI, Overseas Delaware, Overseas 892 and Overseas Germany.  Apollo Capital Management VI, LLC (“ACM VI”) is the general partner of Advisors VI.  Apollo Principal Holdings I, L.P. (“Principal I”) is the sole member and manager of ACM VI, and Apollo Principal Holdings I GP, LLC (“Principal I GP”) is the general partner of Principal I.

Leon Black, Joshua Harris and Marc Rowan are the managers, as well as principal executive officers, of Management Holdings GP, the managers of Principal I GP and the directors of Principal III GP.

Each of the Apollo Funds disclaims beneficial ownership of any of the Issuer’s ordinary shares held of record by any of the other Apollo Funds, and each of AAA MIP, Alternative Assets, Intl Management, International GP, Management VI, AIF VI LLC, Management VII, AIF VII LLC, Apollo Management, Management GP, Management Holdings, Management Holdings GP, Advisors VI (EH), Advisors VI (EH-GP), Advisors VII (EH), Advisors VII (EH-GP), Principal III, Principal III GP, Advisors VI, ACM VI, Principal I, Principal I GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Issuer’s ordinary shares owned of record by any of the Apollo Funds, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address for Co-Invest VI (B) is c/o Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960.  The address for Co-Invest VII and AAA MIP is Trafalgar Court, Les Banques, GY1 3QL, St. Peter Port, Guernsey, Channel Islands.  The address for each of Alternative Assets, Overseas Delaware, Overseas 892, Advisors VI, ACM VI, Principal I and Principal I GP is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address for each of AIF VI NCL, NCL (AIV II), NCL (AIV III), NCL (AIV IV), Overseas VI, Overseas Germany, AIF VI Euro, AIF VII Euro, Advisors VI (EH), Advisors VI (EH GP), Advisors VII (EH), Advisors VII (EH GP), Principal III and Principal III GP is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, KY1-9005 Grand Cayman, Cayman Islands.  The address for each of Intl Management, International GP, Management VI, AIF VI LLC, Management VII, AIF VII LLC, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.